Exhibit 99.1

News From

Buena, NJ 08310

Release Date: October 13, 2015

Contact:	Jenniffer Collins
IGI Laboratories, Inc.
(856) 697-4379
www.igilabs.com

IGI LABORATORIES, INC. ENTERS INTO AGREEMENT TO ACQUIRE THE ASSETS OF CANADIAN PHARMACEUTICAL COMPANY,

ALVEDA PHARMACEUTICALS, INC.

Acquisition Will Deliver Contribution To 2015 Financial Results

BUENA, NJ – (PRNewswire) - IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based specialty generic pharmaceutical company, today announced it has entered into an agreement to acquire the assets of Alveda Pharmaceuticals, Inc. for $47 million CAD in cash. Alveda Pharmaceuticals, Inc. is a Canadian generic pharmaceutical company focused on providing the Canadian healthcare system with essential injectable pharmaceutical products. Products are supplied through Alveda’s long-term partnerships with reputable European contract manufacturing organizations. Alveda currently markets 17 molecules in the Canadian market through its 36 injectables and is the market leader in Canada for most of the products in the Alveda catalogue.

Jason Grenfell-Gardner, President and CEO of IGI, commented, “This transaction should deliver contribution to our fourth quarter of 2015 financial results via a profitable commercial platform and growing pipeline of hospital-administered injectable products in Canada. The Alveda management team has a strong track record with the Canadian institutional supply chain including group purchasing organizations, wholesalers, and individual hospitals. The Alveda in-house regulatory team has been quite productive, and, as a result, Alveda currently has a pipeline of 8 products, 4 of which are pending approval by Health Canada.’’

‘’This acquisition allows us to extend our TICO strategy into Canada,’’ continued Mr. Grenfell-Gardner. ‘’This sector of the Canadian market typically offers timely generic approvals from Health Canada, which, together with the Alveda team, should accelerate the growth of IGI in Canada.”

Albert Beraldo, President and CEO of Alveda Pharmaceuticals Inc., stated, “IGI’s acquisition of the Alveda product line will further accelerate development of our proven business model. IGI provides a fantastic opportunity for the Alveda business to further expand product and service offerings for the benefit of patients throughout Canada.”  The transaction is expected to close before the end of November, 2015, subject to customary closing conditions.

Product Information

Alveda has projected net sales of approximately $16.0M CAD for their fiscal year ended September 30, 2015.

Alveda’s marketed injectable products include:

•	atropine sulphate

•	acetylcysteine

•	dimenhydrinate

•	ergonovine maleate

•	furosemide

•	irinotecan

•	lidocaine

•	lidocaine with epinephrine

•	piperacillin tazobactam

•	methylene blue

•	naloxone

•	succinylcholine chloride

•	sodium chloride

•	sterile water

•	epinephrine

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

About Alveda Pharmaceuticals, Inc.

Alveda Pharmaceuticals, Inc. is a Canadian company specializing in the sale and distribution of quality pharmaceuticals. Alveda’s dedicated employees are committed to addressing the unmet and under-met medical needs of the Canadian healthcare system.

http://www.alvedapharma.com/

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.